EXHIBIT 10.2

LEASE MODIFICATION AND TERMINATION AGREEMENT

BETWEEN

SILICON GRAPHICS, INC. , CRAY ASIA/PACIFIC, INC., CRAY FINANCIAL CORPORATION, CRAY RESEARCH AMERICA LATINA LTD., CRAY RESEARCH EASTERN EUROPE LTD., CRAY RESEARCH INDIA LTD., CRAY RESEARCH INTERNATIONAL, INC., CRAY RESEARCH, LLC, SILICON GRAPHICS FEDERAL, INC., SILICON GRAPHICS REAL ESTATE, INC., SILICON GRAPHICS WORLD TRADE CORPORATION, SILICON STUDIO, INC., PARAGRAPH INTERNATIONAL, INC., AND WTI-DEVELOPMENT, INC. (collectively, the “Debtors”)

AND

WXIII/CRITTENDEN REALTY A/B, L.L.C. , WXIII/CRITTENDEN REALTY C, L.L.C., WXIII/CRITTENDEN REALTY D, L.L.C., AND WXIII/AMPHITHEATRE REALTY, L.L.C. (collectively, the “Landlords”)

Dated as of June 15, 2006

LEASE MODIFICATION AND TERMINATION AGREEMENT

THIS LEASE MODIFICATION AND TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of June 15, 2006 by and among Silicon Graphics, Inc. (“SGI”), Cray Asia/Pacific, Inc., Cray Financial Corporation, Cray Research America Latina Ltd., Cray Research Eastern Europe Ltd., Cray Research India Ltd., Cray Research International, Inc., Cray Research, LLC, Silicon Graphics Federal, Inc., Silicon Graphics Real Estate, Inc., Silicon Graphics World Trade Corporation, Silicon Studio, Inc., ParaGraph International, Inc., and WTI-Development, Inc. (collectively with SGI, the “Debtors”); and WXIII/Crittenden Realty A/B, L.L.C. (together with its successors and assigns, the “A/B Landlord”), WXIII/Crittenden Realty C, L.L.C. and WXIII/Crittenden Realty D, L.L.C. (together with their respective successors and assigns, collectively, the “C/D Landlord”) and WXIII/Amphitheatre Realty, L.L.C. (together with its successors and assigns, the “ATC Landlord”) (the A/B Landlord, the C/D Landlord and the ATC Landlord are collectively the “Landlords”).

RECITALS

WHEREAS, on May 8, 2006, the Debtors each filed a petition for relief under Chapter 11 of the Bankruptcy Code (as defined herein) in Bankruptcy Court (as defined herein);

WHEREAS, SGI, as tenant, is party to the SGI Leases (as defined herein) with Landlords;

WHEREAS, Landlords and Debtors desire to enter into this Agreement and the other Definitive Agreements (as defined herein) with respect to the SGI Leases;

WHEREAS, Landlords and Debtors desire to modify and terminate, and Debtors desire to reject, the SGI Leases upon the terms and conditions described herein.

NOW THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Defined terms used in this Agreement shall, unless the context otherwise requires, have the following meanings:

“1200 Building” means the building located at 1200 Crittenden Lane, Mountain View, California.

“A Lease” means that certain Amended and Restated Lease, dated July 9, 2003, between the A/B Landlord, as landlord, and SGI, as tenant, relating to the 1200 Building.

“A Letter of Credit” means that certain $4,500,000.00 letter of credit posted by SGI with respect to the A Lease and currently held by A/B Landlord.

“A/B Landlord” has the meaning set forth in the introductory paragraph hereof.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“ATC Landlord” has the meaning set forth in the introductory paragraph hereof.

“ATC Lease” means that certain Commercial Lease (Amphitheatre), dated as of December 29, 2000, between GS, as landlord, and SGI, as tenant, as amended by Amendment thereto, dated as of April 18, 2001, which was assigned by GS to ATC Landlord by an Assignment and Assumption, dated as of May 22, 2001, as amended by the Second amendment to Commercial Lease (Amphitheatre), dated as of July 9, 2003, relating to the property know as the Amphitheatre Technology Center located in Mountain View, California.

“ATC Letter of Credit” means that certain $33,256,234.00 letter of credit posted by SGI with respect to the ATC Lease and currently for the benefit of ATC Landlord and its mortgage lender.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court, Southern District of New York.

“Bankruptcy Court Order” has the meaning set forth in Section 6.1(a).

“C/D Landlord” has the meaning set forth in the introductory paragraph hereof.

“C/D Lease” means that certain Lease, dated as of July 9, 2003, as amended, between the C/D Landlord, as landlord, and SGI, as tenant, relating to the buildings located upon 1400 Crittenden Lane (the “1400 Building”) and 1500 Crittenden Lane (the “1500 Building”) on Parcel C and Parcel D, respectively, at the Crittenden Technology Campus located in Mountain View, California.

“C/D Letter of Credit” means that certain $6,000,000.00 letter of credit posted by SGI with respect to the C/D Lease and currently for the benefit of C/D Landlord and its mortgage lender.

“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.2.

“Closing Date Vacated Floors” means, collectively, floors 2, 3 and 4 in the 1400 Building and floors 3 and 4 in the 1500 Building.

“Debtors” has the meaning set forth in the introductory paragraph hereof.

“Definitive Agreements” means, collectively, this Agreement, the Term Sheet, the Settlement Agreement, the Releases and all other definitive agreements implementing the transactions contemplated hereby and thereby.

“Final Order” means a court order which is final and non-appealable, has not been stayed or the subject of a pending appeal and the time to appeal has expired.

“Google Sublease” means that certain Sublease Agreement, dated as of July 9, 2003, between SGI and Google (as successor-in-interest to Google Technology Inc.), as the same has been amended, relating to the property know as the Amphitheatre Technology Center located in Mountain View, California.

“Google” means Google, Inc., a Delaware corporation.

“GS” mean The Goldman Sachs Group, Inc., a Delaware corporation.

“June Vacated Floors” means, collectively, all floors in the 1400 Building and the 1500 Building subject to the C/D Lease other than the Closing Date Vacated Floors.

“Landlords” has the meaning set forth in the introductory paragraph hereof.

“Letters of Credit” means, collectively, the ATC Letter of Credit, the A Letter of Credit and the C/D Letter of Credit.

“Notices” has the meaning set forth in Section 7.2.

“Releases” means those certain mutual releases to be delivered between Debtors and Landlords for all claims relating to or arising out of the ATC Lease, the A Lease, the C/D Lease, the ATC Letter of Credit, the A Letter of Credit or the C/D Letter of Credit, except obligations created or that are intended to survive pursuant to the Definitive Agreements.

“Settlement Agreement” means the final and binding definitive settlement agreement among the parties incorporating the terms set forth in the Term Sheet.

“SGI” has the meaning set forth in the introductory paragraph hereof.

“SGI Leases” means, collectively, the ATC Lease, the A Lease and the C/D Lease.

“Term Sheet” means that certain Settlement Term Sheet, dated as of May 26, 2006, between the Debtors and Landlords.

ARTICLE 2

ATC LEASE OBLIGATIONS

Section 2.1. Termination of the ATC Lease. Effective as of the Closing Date, the ATC Lease shall be terminated and deemed rejected pursuant to Bankruptcy Code section 365 and all obligations under the ATC Lease, including without limitation all base rent and additional rent, shall cease to accrue, and Debtors shall be released from any and all obligations, including without limitation all base rent and additional rent and claims of the Landlords pursuant to Bankruptcy Code section 502(b)(6), which may accrue under the ATC Lease from and after the Closing Date; provided, however, that the Debtors shall remain liable for (i) any obligations under the ATC Lease that accrued prior to the Closing Date (except for rent and additional rent obligations that have already been paid and except for legal fees otherwise due under the ATC Lease that accrued prior to the Closing Date) and (ii) any obligations of the Debtors relating to environmental issues for which the Debtors would otherwise be liable under the ATC Lease. ATC Landlord acknowledges that, given that Debtors are not currently in possession of the premises demised under the ATC Lease, they shall not be obligated to deliver vacant possession of the premises and shall have no restoration obligation with respect to the premises demised under the ATC Lease.

Section 2.2. ATC Letter of Credit. Upon the Closing Date the ATC Landlord shall be entitled to draw an amount equal to $24,550,000.00 on the ATC Letter of Credit, which $24,550,000.00 draw shall be retained by the ATC Landlord. Upon the Closing Date, immediately after the partial draw on the ATC Letter of Credit by the ATC Landlord as described in this Section, the ATC Landlord shall deliver to the issuer of the ATC Letter of Credit such documentation as is necessary for such issuer to cancel the remaining ATC Letter of Credit.

Section 2.3. June Rent Payment. The Debtors hereby consent to, and waive any right to object to or seek any stay of, the draw by the ATC Landlord under the ATC Letter of Credit for the payment of rent and additional rent due under the ATC Lease on June 1, 2006. The Debtors shall not be entitled to any rebate, proration or refund of the full June rent payment under the ATC Lease even if the Closing occurs prior to June 30, 2006, and the ATC Landlord shall be entitled to retain the full rent payment for June 2006 under the ATC Lease.

Section 2.4. Full Force and Effect. Unless and until the Closing occurs and any amounts due to the ATC Landlord under Section 2.2 have been received in full, the ATC Lease, the ATC Letter of Credit and any other agreements relating thereto shall remain in full force and effect and none of the rights, obligations or remedies relating thereto or arising thereunder shall be waived, released, discharged, modified or otherwise impaired in any respect.

Section 2.5. Notice of Claims. In the event that ATC Landlord seeks to make a claim against Debtors under the ATC Lease relating to obligations that arose prior to the termination of the ATC Lease (other than in respect of environmental obligations), ATC Landlord shall provide Debtors with notice of such claim within thirty (30) days after the termination of the ATC Lease.

ARTICLE 3

C/D LEASE OBLIGATIONS

Section 3.1. Vacation and Partial Termination of C/D Lease. As of the Closing Date:

(a) SGI shall deliver to the C/D Landlord vacant possession of the Closing Date Vacated Floors in “as is” broom clean condition, with Debtors’ unattached personal property (including office cubicles) being removed as long as the premises are not damaged in the process (or any damage is repaired before vacant possession is delivered) and as long as all fixtures are left in place;

(b) the C/D Lease shall terminate and be deemed rejected pursuant to Bankruptcy Code section 365 as to the Closing Date Vacated Floors and no further obligations, including all base rent and additional rent, shall accrue as to the Closing Date Vacated Floors from and after the Closing Date, provided, however, that the Debtors shall remain liable for (x) any obligations under the C/D Lease that accrued prior to the Closing Date (except for rent and additional rent obligations that have already been paid and except for legal fees otherwise due under the C/D Lease that accrued prior to the Closing Date) and (y) any obligations of the Debtors relating to environmental issues for which the Debtors would otherwise be liable under the C/D Lease; and

(c) Debtors shall be released from any and all obligations (other than those mentioned in clauses (x) and (y) of Section 3.1(b) above), including without limitation all base rent and additional rent and claims of the Landlords pursuant to Bankruptcy Code section 502(b)(6), which may accrue under the C/D Lease solely as to the Closing Date Vacated Floors from and after the Closing Date.

Section 3.2. Reduction of C/D Letter of Credit. Upon the Closing Date, the C/D Landlord shall deliver to the issuer of the C/D Letter of Credit such documentation as is necessary for the issuer of such Letter of Credit to reduce the C/D Letter of Credit to $2,250,000.00.

Section 3.3. Retention of Lease Modification Payment. The parties hereto agree, on the Closing Date, that the lease modification payment in the amount of $1,750,000.00 paid by the Debtors to the C/D Landlord in respect of the amendment of the C/D Lease dated March 24, 2004 shall be retained by the C/D Landlord and the Debtors hereby waive any and all rights to claim that they are entitled to a return of all or any portion of such payment and agree not to assert any claim or counterclaim alleging or asserting the right to a return, refund or rescission of such payment.

Section 3.4. Vacation of the June Vacated Floors and Termination of C/D Lease. Debtors hereby agree to vacate the June Vacated Floors not later than June 30, 2006 and to leave the June Vacated Floors in “as is” broom clean condition, with Debtors’ unattached personal property (including office cubicles) being removed as long as the premises are not damaged in the process (or any damage is repaired before vacant possession is delivered) and as long as all fixtures are left in place. From time to time as the Debtors vacate and deliver possession of the June Vacated Floors to the C/D Landlord in accordance with the C/D Lease as modified hereby, upon each such vacation: (a) the C/D Lease shall terminate and be deemed rejected pursuant to Bankruptcy Code section 365 as to the additional vacated floor(s) and no further obligations, including without limitation all base rent and additional rent, shall accrue as to the additional vacated floor(s), provided, however, that the Debtors shall remain liable for (x) any obligations that accrued prior to the date that the respective portion of the CD Lease terminates and Debtors deliver vacant possession (except for rent and additional rent obligations that have already been paid and except for legal fees otherwise due under the C/D Lease that accrued prior to the Closing Date) and (y) any obligations of the Debtors relating to environmental issues for which the Debtors would otherwise be liable under the C/D Lease; (b) Debtors shall be released from any and all obligations (other than those mentioned in subclauses (x) and (y) of clause (a) above), including without limitation all base rent and additional rent and claims of the Landlords pursuant to Bankruptcy Code section 502(b)(6), which may then or thereafter accrue under the C/D Lease as to the additional vacated floor(s) and (c) the C/D Letter of Credit and cash security deposit in the amount of approximately $265,000 shall not be reduced except in accordance with the terms and conditions of the C/D Lease until (and shall be returned to SGI only when) the 1400 Building and the 1500 Building have been completely vacated in accordance with the C/D Lease as modified hereby and the Definitive Agreements.

Section 3.5. Modification of C/D Lease. The C/D Lease is hereby modified as of the Closing Date as follows:

(a) the space occupied by the Debtors shall be vacated in accordance with Section 3.4;

(b) the term of the C/D Lease shall expire on the Closing Date with respect to the Closing Date Vacated Floors and on June 30, 2006 with respect to the June Vacated Floors;

(c) the C/D Letter of Credit shall be held by the C/D Landlord until the Debtors vacate the June Vacated Floors in accordance with Section 3.4 (without prejudice to the C/D Landlords’ right to draw the C/D Letter of Credit in accordance with the C/D Lease);

(d) to the extent the June Vacated Floors are not vacated on a timely basis in accordance with Section 3.4, the rents due in respect of the June Vacated Floors shall increase, for each month beginning one (1) month and one (1) day after such vacation was to have occurred, by 50% of the rent due for the month in which the Debtors were to have vacated such remaining occupied floors (e.g., assuming that the rent due under the C/D Lease for the June Vacated Floors for the month of July 2006 is $500,000 and the June Vacated Floors remain occupied in whole or in part by any of the Debtors or their affiliates after July 31, 2006, the rent for the June Vacated Floors under the C/D Lease for the month of August, 2006 would be $750,000 and, if the June Vacated Floors remain occupied in whole or in part by any of the Debtors or their affiliates after August 31, 2006, the rent for the June Vacated Floors under the C/D Lease for the month of September, 2006 would be $1,000,000, and so on); and

(e) the Debtors waive the application of the automatic stay of Bankruptcy Code section 362(a) in the event they fail to timely vacate the 1400 Building or the 1500 Building or otherwise default (after notice and cure to the extent such notice and cure is required by the express terms of the C/D Lease) after the Closing under the C/D Lease as modified hereby.

Section 3.6. Return of C/D Letter of Credit and Cash Security Deposit; Mutual Release. Upon delivery of vacant possession of all of the 1400 Building and the 1500 Building in accordance with Section 3.4: (a) C/D Landlord shall deliver to the issuer of the C/D Letter of Credit such documentation as is necessary for such issuer to cancel the C/D Letter of Credit, (b) C/D Landlord shall return or cause to be returned the cash security deposit in the amount of approximately $265,000 to SGI and (c) each of C/D Landlord, on the one hand, and Debtors, on the other hand, shall deliver to the other the Release (substantially in the same form as the Release provided in connection with the ATC Lease and ATC Letter of Credit) with respect to the C/D Lease and the C/D Letter of Credit.

Section 3.7. June Rent and Other Payments. The Debtors hereby consent to, and waive any right to object to or seek any stay of, the draw by the C/D Landlord under the C/D Letter of Credit for the payment of rent and additional rent due under the C/D Lease on June 1, 2006 as well as for any payments becoming due thereunder after the Closing. The Debtors shall not be entitled to any rebate, proration or refund of the full June rent payment under the C/D Lease even if the Closing occurs prior to June 30, 2006, and the C/D Landlord shall be entitled to retain the full rent payment for June 2006 under the C/D Lease.

Section 3.8. Full Force and Effect. Unless and until the Closing occurs, the C/D Lease, the C/D Letter of Credit and any other agreements relating thereto shall remain in full force and effect and none of the rights, obligations or remedies relating thereto or arising thereunder shall be waived, released, discharged, modified or otherwise impaired in any respect, provided, however, that even if the Closing does occur, the obligations of the Debtors in relation to the C/D Lease, the C/D Letter of Credit and any other agreements relating thereto shall be as set forth in such agreements as modified by the Definitive Agreements.

Section 3.9. Notice of Claims. In the event that C/D Landlord seeks to make a claim against Debtors under the C/D Lease relating to obligations that arose prior to the termination of the C/D Lease (other than in respect of environmental obligations), C/D Landlord shall provide Debtors with notice of such claim within thirty (30) days after the termination of the C/D Lease.

ARTICLE 4

A LEASE OBLIGATIONS

Section 4.1. Vacation and Termination A Lease. Debtors hereby agree to vacate all floors at the 1200 Building not later than November 30, 2006 and to leave the 1200 Building in “as is” broom clean condition, with Debtors’ unattached personal property (including office cubicles) being removed as long as the premises are not damaged in the process (or any damage is repaired before vacant possession is delivered) and as long as all fixtures are left in place. From time to time as the Debtors vacate and deliver possession of the floors in the 1200 Building to the A/B Landlord in accordance with the A Lease, as modified hereby, upon each such vacation: (a) the A Lease shall terminate and be deemed rejected pursuant to Bankruptcy Code section 365 as to the vacated floor(s) and no further obligations, including without limitation all base rent and additional rent, shall accrue as to the vacated floor(s), provided, however, that the Debtors shall remain liable for (x) any obligations that accrued prior to the relevant date of termination (except for rent and additional rent obligations that have already been paid and except for legal fees otherwise due under the A Lease that accrued prior to the Closing Date) and (y) any obligations of the Debtors relating to environmental issues for which the Debtors would otherwise be liable under the A Lease; (b) Debtors shall be released from any and all obligations (other than those mentioned in clause (a)), including without limitation all base rent and additional rent and claims of the Landlords pursuant to Bankruptcy Code section 502(b)(6), which may then or thereafter accrue under the A Lease, as to the additional vacated floor(s) and (c) the A Letter of Credit shall not be reduced except in accordance with the terms and conditions of the A Lease until (and shall be returned to SGI only when) the 1200 Building has been completely vacated in accordance with the A Lease as modified hereby and the Definitive Agreements.

Section 4.2. Modification of A Lease. The A Lease is hereby modified as of the Closing Date as follows:

(a) the space occupied by the Debtors shall be vacated in accordance with Section 4.1;

(b) the term of the A Lease shall expire on November 30, 2006;

(c) the A Letter of Credit shall be held by the A/B Landlord until the Debtors vacate all floors of the 1200 Building in accordance with Section 4.1 (without prejudice to the A/B Landlords’ right to draw the A Letter of Credit in accordance with the A Lease);

(d) to the extent the Building is not vacated on a timely basis in accordance with Section 4.1, the rents due in respect of the remaining occupied floors shall increase, for each month beginning one (1) month and one (1) day after such vacation was to have occurred, by 50% of the rent due for the month in which the Debtors were to have vacated such remaining occupied floors (e.g., assuming that the rent due under the A Lease for the month of December 2006 is $1,000,000 and the 1200 Building remains occupied in whole or in part by any of the Debtors or their affiliates after December 31, 2006, the rent under the A Lease for the month of January, 2007 would be $1,500,000 and, if the 1200 Building remains occupied in whole or in part by any of the Debtors or their affiliates after January 31, 2007, the rent under the A Lease for the month of February, 2007 would be $2,000,000, and so on); and

(e) the Debtors waive the application of the automatic stay of Bankruptcy Code section 362(a) in the event they fail to timely vacate the 1200 Building or otherwise default (after notice and cure to the extent such notice and cure is required by the express terms of the A Lease) after the Closing under the A Lease as modified hereby.

Section 4.3. Return of A Letter of Credit; Mutual Release. Upon delivery of vacant possession of all of the 1200 Building in accordance with Section 4.1: (a) A/B Landlord shall deliver to the issuer of the A Letter of Credit such documentation as is necessary for such issuer to cancel the A Letter of Credit and (b) A/B Landlord, on the one hand, and Debtors, on the other hand, shall deliver to the other the Release (substantially in the same form as the Release provided in connection with the ATC Lease and ATC Letter of Credit) with respect to the A Lease and the A Letter of Credit.

Section 4.4. June Rent and Other Payments. The Debtors hereby consent to, and waive any right to object to or seek any stay of, the draw by the A/B Landlord under the A Letter of Credit for the payment of rent and additional rent due under the A Lease on June 1, 2006 as well as for any payments becoming due thereunder after the Closing. The Debtors shall not be entitled to any rebate, proration or refund of the full June rent payment under the A Lease even if the Closing occurs prior to June 30, 2006, and the A/B Landlord shall be entitled to retain the full rent payment for June 2006 under the A Lease.

Section 4.5. Full Force and Effect. Unless and until the Closing occurs, the A Lease, the A Letter of Credit and any other agreements relating thereto shall remain in full force and effect and none of the rights, obligations or remedies relating thereto or arising thereunder shall be waived, released, discharged, modified or otherwise impaired in any respect, provided, however, that even if the Closing does occur, the obligations of the Debtors in relation to the A Lease, the A Letter of Credit and any other agreements relating thereto shall be as set forth in such agreements as modified by the Definitive Agreements.

Section 4.6. Notice of Claims. In the event that A/B Landlord seeks to make a claim against Debtors under the A Lease relating to obligations that arose prior to the termination of the A Lease (other than in respect of environmental obligations), A/B Landlord shall provide Debtors with notice of such claim within thirty (30) days after the termination of the A Lease.

ARTICLE 5

CONDITIONS TO CLOSING

Section 5.1. Conditions Precedent to Landlords’ Obligations. Landlords’ obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 5.1 on or before the Closing Date. Each condition may be waived in whole or in part only by written notice of such waiver from Landlords to Debtors.

(a) The occurrence of the Closing Date.

(b) Execution and delivery of the Settlement Agreement.

(c) Execution and delivery of the Release with respect to the ATC Lease and ATC Letter of Credit.

(d) The Bankruptcy Court Order shall have been entered and shall have become a Final Order.

(e) There shall have been no draws made on any of the Letters of Credit between May 26, 2006 and the Closing Date other than for June rent and additional rent (including estimated utility charges for the month of June, which the parties agree to adjust when final bills therefor become available) under the SGI Leases made by Landlords in accordance with the terms of this Agreement.

(f) If the loans by Landlord’s existing mortgage lenders remain outstanding, written approval by the Landlords’ existing mortgage lenders of the transactions contemplated by the Definitive Agreements, including without limitation the return of the Letters of Credit as provided herein, shall have been obtained, provided, however, that such written approval shall not be a condition to closing if Landlords have notified Debtors that the loans in question have been paid in full and either (i) Landlords provide evidence reasonably satisfactory to Debtors that the loans in question have been paid in full or (ii) Landlords indemnify Debtors for all claims arising out of the transactions contemplated herein.

(g) Execution and delivery by the Landlords and Google of a purchase and sale agreement providing for the sale of the Amphitheatre Technology Center and the Crittenden Technology Center and the receipt by the Landlords from Google of a deposit in the amount specified in such purchase and sale agreement within two (2) business days of execution thereof.

(h) Delivery by SGI to Google of the letter of credit currently held by SGI with respect to the Google Sublease.

Section 5.2. Conditions Precedent to Debtors’ Obligations. Debtors’ obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 5.2 on or before the Closing Date. Each condition may be waived in whole or part only by written notice of such waiver from Debtors to Landlords.

(a) The occurrence of the Closing Date.

(b) Execution and delivery of the Settlement Agreement.

(c) Execution and delivery of the Release with respect to the ATC Lease and the ATC Letter of Credit.

(d) The Bankruptcy Court Order shall have been entered and shall have become a Final Order.

(e) There shall have been no draws made on any of the Letters of Credit between May 26, 2006 and the Closing Date other than for June rent and additional rent (including estimated utility charges for the month of June, which the parties agree to adjust when final bills therefor become available) under the SGI Leases made by Landlords in accordance with the terms of this Agreement.

(f) If the loans by Landlord’s existing mortgage lenders remain outstanding, written approval by the Landlords’ existing mortgage lenders of the transactions contemplated by the Definitive Agreements, including without limitation the return of the Letters of Credit as provided herein, shall have been obtained, provided, however, that such written approval shall not be a condition to closing if Landlords have notified Debtors that the loans in question have been paid in full and either (i) Landlords provide evidence reasonably satisfactory to Debtors that the loans in question have been paid in full or (ii) Landlords indemnify Debtors for all claims arising out of the transactions contemplated herein.

(g) Execution and delivery to Debtors by Google of an acknowledgement that the termination of the ATC Lease will not violate the Google Sublease.

ARTICLE 6

CLOSING

Section 6.1. Closing. As used in this Agreement, the term “Closing” means the occurrence of each of the following transactions:

(a) a Bankruptcy Court order, in form and substance reasonably acceptable to the Landlords, shall have been entered (i) unconditionally approving all of the transactions contemplated by (A) the Term Sheet, (B) the Settlement Agreement, (C) the Releases and (D) all other Definitive Agreements, (ii) providing for stay relief necessary to implement all of the foregoing, to permit Closing and to allow the Landlords to exercise their rights and remedies described herein and in the Definitive Agreements without having to seek further relief from the stay or further action from the Bankruptcy Court and (iii) expressly providing that all obligations of the Debtors described herein and in the Definitive Agreements shall not be discharged in the bankruptcy proceeding and shall survive any plan (such order, the “Bankruptcy Court Order”);

(b) the Bankruptcy Court Order shall have become a Final Order;

(c) the Definitive Agreements shall have been fully and duly executed and delivered and all conditions to their effectiveness specified therein as well as the conditions specified in Article 5 shall have been fully satisfied or waived in writing by the relevant parties; and

(d) the draws referred to in Section 2.2 shall have been received by the ATC Landlord in full.

Section 6.2. Closing Date. As used in this Agreement, the term “Closing Date” means the date on which each of the transactions described in Section 6.1 has occurred. Unless the parties hereto mutually agree to extend the Closing Date, if for any reason the Closing Date shall have not occurred on or prior to June 30, 2006, then this Agreement shall be null and void, and no party hereto shall have any obligations hereunder and all of the rights and obligations of the parties to this Agreement shall be fully restored as if this Agreement had never been executed.

ARTICLE 7

MISCELLANEOUS

Section 7.1. Expense of Disputes and Enforcement. If Debtors, on the one hand, or Landlords, on the other hand, bring an action at law or in equity to enforce or interpret or settle a dispute with respect to this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorney’s fees and court costs for all stages of litigation, including, but not limited to, appellate proceedings, in addition to any other remedy granted.

Section 7.2. Notices. All notices, demands and requests required or permitted to be given under this Agreement (collectively the “Notices”) must be in writing and shall be deemed to have been given as of the date such Notice is (i) delivered to the party intended, (ii) delivered to the then designated address of the party intended, (iii) transmitted to the then designated fax number of the party intended (provided that the original of such Notice is delivered on the same day to a nationally recognized overnight courier for delivery to the then designated address of the party intended on the next business day), (iv) rejected at the then designated address of the party intended, provided such Notice was sent prepaid, or (iv) sent by nationally recognized overnight courier or by United States Certified Mail, return receipt requested, postage prepaid and addressed to the then designated address of the party intended. The initial addresses of the parties shall be:

To Debtors:	Silicon Graphics, Inc.
1400 Crittenden Lane
Mountain View, California 94043
Attn: Barry J. Weinert
Fax: (650) 933-0298

Copy to:	Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, New York 10178-0061
Attn: Lynn P. Harrison, III., Esq.
Martin L. Forman, Esq.
Fax: (212) 697-1559

To Landlords:	c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Chief Financial Officer
Fax: (212) 357-5505

Copy to:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
Attention: Anthony J. Colletta, Esq.
Fax: (212) 558-3588

Upon at least ten (10) days’ prior written notice, each party shall have the right to change its address to any other address within the United States of America.

Section 7.3. Entire Agreement. All previous negotiations and understandings between the parties or their respective agents and employees with respect to the transaction set forth herein are merged into this Agreement, and this Agreement alone fully and completely expresses the parties’ rights, duties and obligations with respect to its subject matter. This Agreement may be amended only by subsequent written agreement between the parties.

Section 7.4. Governing Law. This Agreement shall be governed by the law of the State of New York, including the choice of law provisions of New York and New York General Obligations Law §15-108.

Section 7.5. Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remainder of this Agreement will not be affected, and in lieu of each provision that is found to be illegal, invalid, or unenforceable, a provision will be added as a part of this Agreement that is as similar to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 7.6. Construction. The rule of strict construction shall not apply to this Agreement. This Agreement has been prepared by Landlords and their professional advisors and reviewed and modified by Debtors and their professional advisors. The parties and their separate respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreements, and that it should not be interpreted in favor of or against any party merely because of their efforts in preparing it.

Section 7.7. Captions, Gender, Number, and Language of Inclusion. The captions are inserted in this Agreement only for convenience of reference and do not define, limit, or describe the scope or intent of any provisions of this Agreement. Unless the context clearly requires otherwise, the singular includes the plural, and vice versa, and the masculine, feminine, and neuter adjectives include one another. As used in this Agreement, the word “including” shall mean “including, but not limited to.”

Section 7.8. Binding Effect. This Agreement, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

Section 7.9. WAIVER OF TRIAL BY JURY. EACH OF THE LANDLORDS AND DEBTORS HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHERS AS TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, OR ANY OTHER CLAIM OR STATUTORY REMEDY.

Section 7.10. JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST DEBTORS OR LANDLORDS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY AND STATE OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 7.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument.

Section 7.12. Fees and Expenses. Except as provided in Section 7.1 of this Agreement, each of the parties to this Agreement shall be responsible for the payment of its own legal fees, costs and expenses in connection with the matters referred to in this Agreement.

Section 7.13 Authority. Each of the individuals signing on behalf of the parties to this Agreement represents that he/she has the authority to bind the party on whose behalf he/she is signing.

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IN WITNESS WHEREOF, the parties have caused these presents to be executed intending to be legally bound by the provisions herein contained.

DEBTORS:

SILICON GRAPHICS, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

CRAY ASIA/PACIFIC, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

CRAY FINANCIAL CORPORATION

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

CRAY RESEARCH AMERICA LATINA LTD.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

CRAY RESEARCH EASTERN EUROPE LTD.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

CRAY RESEARCH INDIA LTD.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

CRAY RESEARCH INTERNATIONAL, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

CRAY RESEARCH, LLC

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

SILICON GRAPHICS FEDERAL, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	Vice President

SILICON GRAPHICS REAL ESTATE, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

SILICON GRAPHICS WORLD TRADE CORPORATION

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

SILICON STUDIO, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

PARAGRAPH INTERNATIONAL, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

WTI-DEVELOPMENT, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	SVP, CFO

LANDLORDS:

WXIII/AMPHITHEATRE REALTY, L.L.C.

By:	Whitehall Parallel Real Estate Limited
Partnership XIII, its Managing Member

	By:	WH Parallel Advisors, L.L.C. XI,
its General Partner

		By:	/s/ Alan S. Kava
		Name:	Alan S. Kava
		Title:	Vice President

WXIII/CRITTENDEN REALTY A/B, L.L.C.

By:	Whitehall Parallel Real Estate Limited
Partnership XIII, its Managing Member

	By:	WH Parallel Advisors, L.L.C. XI,
its General Partner

		By:	/s/ Alan S. Kava
		Name:	Alan S. Kava
		Title:	Vice President

WXIII/CRITTENDEN REALTY C, L.L.C.

By:	Whitehall Parallel Real Estate Limited
Partnership XIII, its Managing Member

	By:	WH Parallel Advisors, L.L.C. XI,
its General Partner

		By:	/s/ Alan S. Kava
		Name:	Alan S. Kava
		Title:	Vice President

WXIII/CRITTENDEN REALTY D, L.L.C.

By:	Whitehall Parallel Real Estate Limited
Partnership XIII, its Managing Member

	By:	WH Parallel Advisors, L.L.C. XI,
its General Partner

		By:	/s/ Alan S. Kava
		Name:	Alan S. Kava
		Title:	Vice President